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                               OFFER TO EXCHANGE

                     7.43% SERIES D SECURED NOTES DUE 2009
           FOR ALL OUTSTANDING 7.43% SERIES C SECURED NOTES DUE 2009
            $150 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AND

                     7.88% SERIES D SECURED NOTES DUE 2017
           FOR ALL OUTSTANDING 7.88% SERIES C SECURED NOTES DUE 2017
              $300 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
              ,                 , 1998, UNLESS EXTENDED. TENDERS OF OLD NOTES
MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We are enclosing herewith an offer by The Cleveland Electric Illuminating Company (the "Company") to exchange (the "Exchange Offer") its 7.43% Series D Secured Notes due 2009 (the "New Notes due 2009") and 7.88% Series D Secured Notes due 2017 (the "New Notes due 2017") (collectively, the "New Notes") for all outstanding 7.43% Series C Secured Notes due 2009 (the "Old Notes due 2009") and 7.88% Series C Secured Notes due 2017 (the "Old Notes due 2017") (collectively, the "Old Notes"), upon the terms and conditions set forth in the
accompanying Prospectus dated                  , 1998 (the "Prospectus") and
related Letter of Transmittal and instructions thereto (the "Letter of Transmittal").

     The Letter of Transmittal is being circulated to holders of Old Notes with the Prospectus. The Exchange Offer also provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

     Based on an interpretation of the Securities and Exchange Commission (the "Commission"), New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") or
(ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives New Notes in exchange for Old Notes held for its own account, as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of New Notes received in exchange for Old Notes. The Company has agreed that, for a period of 90 days after the Expiration Date, as defined herein, they will make this Prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any such resale.

     Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not accepted for exchange prior to such termination.

     THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OLD NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS.

     We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own names. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent as described in the Prospectus) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay any transfer taxes
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applicable to the tender of Old Notes to them or their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed is a copy of each of the following documents:
          1. The Prospectus.
          2. A Letter of Transmittal for your use in connection with the Exchange Offer and for the information of your clients.
          3. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.
          4. A form of Notice of Guaranteed Delivery.
          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
          6. A return envelope addressed to The Chase Manhattan Bank, the Exchange Agent.

     YOUR PROMPT ATTENTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON                  , 1998, UNLESS EXTENDED (THE
"EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED.

     To tender Old Notes in the Exchange Offer, certificates for Old Notes (or confirmation of a book-entry transfer into the Exchange Agent's account at The Depository Trust Company of Old Notes tendered electronically) and a duly executed and properly completed Letter of Transmittal or a facsimile thereof, together with any other required documents, must be received by the Exchange Agent as indicated in the Prospectus.

     If holders desire to tender Old Notes pursuant to the Exchange Offer and
(i) certificates representing such Old Notes are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates evidencing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such holders may effect a tender of such Old Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." Holders following the guaranteed delivery procedure must still fully complete, execute and deliver the Letter of Transmittal or facsimile thereof.

     THE EXCHANGE OFFER IS NOT BE MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.

     Additional copies of the enclosed material may be obtained from the Exchange Agent.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OR THE SOLICITATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

                                        Very truly yours,

                                                                 , Secretary

                                        THE CLEVELAND ELECTRIC ILLUMINATING
                                        COMPANY